UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): August 4, 2011

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 City West Blvd., Suite 500 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 4, 2011, Omega Protein Corporation (the “Company”) provided information in its quarterly earnings conference call regarding its financial results for the three months ended June 30, 2011. In the conference call, the Company noted that for its last fiscal quarter ended June 30, 2011, it had generated net income of $23 million and EBITDA (which we refer to in this Form 8-K as “Adjusted EBITDA”) of $13 million, excluding the benefits of the 2010 Gulf of Mexico oil spill settlement and 2005 hurricane litigation. The Company is filing this Form 8-K to provide a reconciliation of Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

The following table provides a reconciliation of the differences between Adjusted EBITDA and net income for the quarter ended June 30, 2011 (amounts in thousands):

Net Income	$22,905
Reconciling items:
Interest expense	528
Income tax provision	12,496
Depreciation and amortization	4,028
GCCF and 2005 hurricane litigation settlement	(26,964)

Adjusted EBITDA	$12,993

Adjusted EBITDA represents net income before interest expense, income tax, depreciation and amortization, and the GCCF and 2005 hurricane litigation settlement. The Company has reported Adjusted EBITDA because it believes Adjusted EBITDA is a measure commonly reported and widely used by investors as an indicator of a company’s operating performance. The Company believes Adjusted EBITDA assists such investors in comparing a company’s performance on a consistent basis. Adjusted EBITDA is not a calculation based on GAAP and should not be considered an alternative to net income in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash which are disclosed in our consolidated statements of cash flows. Investors should carefully consider the specific items included in our computation of Adjusted EBITDA. While Adjusted EBITDA has been disclosed herein to permit a more complete comparative analysis of our operating performance relative to other companies, investors should be cautioned that Adjusted EBITDA as reported by us may not be comparable in all instances to Adjusted EBITDA as reported by other companies. Adjusted EBITDA amounts may not be fully available for management’s discretionary use, due to certain requirements to conserve funds for capital expenditures, debt service and other commitments, and therefore management relies primarily on our GAAP results. Adjusted EBITDA is not intended to represent net income as defined by GAAP and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by GAAP in the United States.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of business acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: August 4, 2011	/s/ John D. Held
John D. Held
Executive Vice President and General Counsel